THE SWISS HELVETIA FUND, INC.
Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Important Information Regarding Your Quarterly Distribution

As previously announced, on March 31, 2025, The Swiss Helvetia Fund, Inc. (the "Fund") paid a quarterly distribution of $0.1458 per share of the Fund’s common stock to all stockholders of record as of March 18, 2025, pursuant to the Fund’s managed distribution plan (the “Plan”).

As a general matter, the amount of the Fund’s distributable income depends on the aggregate gains and losses realized by the Fund during the Fund’s entire fiscal year.  Distributions may consist of net investment income, capital gains and return of capital but the character of these distributions cannot be determined until after the end of the Fund’s fiscal year.  However, under the Investment Company Act of 1940, as amended, and the terms of the Plan, the Fund may be required to indicate the source of each distribution to its stockholders.  The following table sets forth the estimated sources of the current distribution, and the cumulative distributions paid during the 2025 fiscal year from the sources indicated in the table. All amounts in the following table are expressed on a per common share basis and as a percentage of the distribution amount.

DISTRIBUTION ESTIMATES	Current Distribution		2025 Fiscal Year *

	Per Share Amount	% of Current Distribution	Per Share Amount	% of the 2025 Distributions
Net Investment Income	$0.00843	5.78%	$0.00843	5.78%
Net Realized Short-Term Capital Gains	$0.00643	4.41%	$0.00643	4.41%
Net Realized Long-Term Capital Gains	$0.13095	89.81%	$0.13095	89.81%
Return of Capital (or other Capital Source)	$0.00000	0.00%	$0.00000	0.00%
TOTAL	$0.14580	100.00%	$0.14580	100.00%

* The Fund's 2025 fiscal year began on January 1, 2025 and ends on December 31, 2025.

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”. The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund's investment experience during the entirety of its fiscal year and may be subject to changes based on tax regulations. The amounts and sources of distributions year-to-date may be subject to additional adjustments.

THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

Fund Performance and Distribution Information

Presented below are return figures, based on the change in the Fund's net asset value ("NAV") per share, compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to the Fund’s most recent distribution record date.

Fiscal Year-to-Date (January 1, 2025 to February 28, 2025)
Annualized Distribution Rate as a % of NAV*	5.90%
Cumulative Distribution Rate on NAV*	0.00%
Cumulative Total Return on NAV**	10.39%
Average Annual Total Return (in relation to NAV) for the five-year period ended February 28, 2025***	7.95%

*	Based on the Fund's NAV as of February 28, 2025.

**
Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period January 1, 2025 through February 28, 2025.

***
Average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

Suspension of Plan

As previously announced, the Board has determined to suspend the Plan. The Board will consider from time to time whether to reinstitute, modify or terminate the Plan.

For additional information, please contact the Fund at (201) 881-7102.

TOTAL RETURN SECURITIES FUND
(Formerly, The Swiss Helvetia Fund, Inc.
Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Important Information Regarding Your Special Distribution

As previously announced, on April 14, 2025, The Swiss Helvetia Fund, Inc. (the "Fund") paid a special distribution of $3.00 per share of the Fund’s common stock to all stockholders of record as of April 3, 2025.

As a general matter, the amount of the Fund’s distributable income depends on the aggregate gains and losses realized by the Fund during the Fund’s entire fiscal year.  Distributions may consist of net investment income, capital gains and return of capital but the character of these distributions cannot be determined until after the end of the Fund’s fiscal year.  However, under the Investment Company Act of 1940, as amended, and the terms of the Plan, the Fund may be required to indicate the source of each distribution to its stockholders.  The following table sets forth the estimated sources of the current distribution, and the cumulative distributions paid during the 2025 fiscal year from the sources indicated in the table. All amounts in the following table are expressed on a per common share basis and as a percentage of the distribution amount.

DISTRIBUTION ESTIMATES	Current Distribution		2025 Fiscal Year *

	Per Share Amount	% of Current Distribution	Per Share Amount	% of the 2025 Distributions
Net Investment Income	$0.00317	0.11%	$0.01167	0.37%
Net Realized Short-Term Capital Gains	$0.05012	1.67%	$0.11066	3.52%
Net Realized Long-Term Capital Gains	$1.83818	61.27%	$2.75387	87.54%
Return of Capital (or other Capital Source)	$1.10853	36.95%	$0.26959	8.57%
TOTAL	$3.0000	100.00%	$3.1458	100.00%

* The Fund's 2025 fiscal year began on January 1, 2025 and ends on December 31, 2025.

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”. The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund's investment experience during the entirety of its fiscal year and may be subject to changes based on tax regulations. The amounts and sources of distributions year-to-date may be subject to additional adjustments.

THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

Fund Performance and Distribution Information

Presented below are return figures, based on the change in the Fund's net asset value ("NAV") per share, compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to the Fund’s most recent distribution record date.

Fiscal Year-to-Date (January 1, 2025 to March 31, 2025)
Annualized Distribution Rate as a % of NAV*	5.92%
Cumulative Distribution Rate on NAV*	1.48%
Cumulative Total Return on NAV**	11.67%
Average Annual Total Return (in relation to NAV) for the five-year period ended March 31, 2025***	9.33%

*	Based on the Fund's NAV as of March 31, 2025.

**	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period January 1, 2025 through March 31, 2025.

***
Average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

Effective March 31, 2025, Bulldog Investors, LLP became the investment manager to the Fund.

Suspension of Dividend Reinvestment Plan

The Fund has suspended its Dividend Reinvestment in connection with this special distribution.

For additional information, please contact the Fund at (201) 881-7102.